Exhibit 99.2

Mice were immunized with iBio’s SARS-CoV-2 nucleocapsid (N) vaccine candidate in combination with several adjuvants, leading to robust and differentiated immune responses. Th-1 skewed N-specific antibody titers were observed in antigen/adjuvant combinations following intramuscular injection, notably Groups 4 and 7 (panel A). Robust T cell priming was measured by ELIspot for multiple antigen/adjuvant combinations (C and D, as examples), while immune cells from a naïve mouse showed no response to exposure to the N antigen (B).